                                                                   Exhibit 10.28


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 2000, between ACUSPHERE, INC., a Delaware corporation (the "Company"), and ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company ("EIS"), and a wholly owned subsidiary of ELAN CORPORATION, PLC, an Irish public limited company ("Elan").

                                    RECITALS:

         A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, on the date hereof, (i) 1,232,308 shares of a newly-created series of the Company's convertible exchangeable preferred stock, par value U.S.$.01 per share, captioned "Series G Non-Voting Convertible Preferred Stock" (the "Series G Preferred Stock"), and (ii) 1,127,819 shares of a newly-created series of the Company's convertible preferred stock, par value U.S. $.01 per share, captioned "Series H Convertible Preferred" (the "Series H Preferred Stock"). The Company further desires to issue and sell to EIS, and EIS desires to purchase from the Company, from time to time, up to U.S. $8,010,000 aggregate principal amount of convertible debt of the Company in the form attached hereto as Exhibit A-1 (the "Note"), amounts in respect of which shall be disbursed from time to time in accordance with its terms and subject to the conditions contained herein and therein. The Series G Preferred Stock and the Series H Preferred Stock collectively are referred to herein as the "Shares". The Shares and the Note collectively are referred to herein as the "Securities". The rights, preferences and privileges of the Series G Preferred Stock and the Series H Preferred Stock are as set forth in the Company's Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Exhibit B (the "Charter").

         B. The Company and EIS have formed ACUSPHERE NEWCO, LTD., an exempted limited liability company incorporated under the laws of Bermuda ("Newco"), and pursuant to the terms of a Subscription, Joint Development and Operating Agreement, dated as of the date hereof (as amended at any time, the "JDOA"), simultaneously with the transactions contemplated by this Agreement, (i) the Company shall acquire 6,000 voting common shares of Newco, par value U.S. $1.00 per share (the "Newco Common Stock"), representing 100% of the issued and outstanding shares of such class of stock, and 3,612 non-voting convertible preference shares of Newco. par value of U.S. $1.00 per share (the "Newco Preferred Stock"; together with the Newco Common Stock, the "Newco Stock"), representing 60.2% of the aggregate outstanding shares of Newco Preferred Stock and, on a fully diluted basis, 30.1% of the aggregate outstanding shares of Newco Stock and (ii) EIS shall acquire 2,388 shares of Newco Preferred Stock, representing 39.8% of the aggregate outstanding shares of Newco Preferred Stock and, on a fully diluted basis. 19.9% of the Newco Stock. Additionally, as of the date hereof, Newco has entered into license agreements with (i) Elan and its subsidiary Elan Pharma International Limited (such agreements, as amended at any time, collectively the "Elan License Agreement") and (ii) the

Company (such agreement, as amended at any time, the "Company License Agreement"; together with the Elan License Agreement, the "License Agreements").

         C. The Company and EIS are executing and delivering on the date hereof a Fifth Amended and Restated Investors' Rights Agreement and a Fourth Amended and Restated Co-Sale Agreement in the forms attached hereto as Exhibit C-l and Exhibit C-2 (as amended at any time, the "Company Registration Rights Agreements") in respect of (i) the Company's common stock, par value U.S. $1.00 per share (the "Acusphere Common Stock") issued or issuable upon conversion of the Shares or exercise of all or any portion of the Note and (ii) any other Acusphere Common Stock owned by EIS or any of its affiliates or their respective permitted transferees. The Company, EIS and Newco are also executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as Exhibit D (as amended at any time, the "Newco Registration Rights Agreement"). The Company and EIS are also executing and delivering on the date hereof the Exchange Agreement in connection with the EIS Exchange Right (as such term is defined in Section 5(c) below) in the form attached hereto as Exhibit E (as amended at any time, the "Exchange Agreement"). This Agreement, the Charter, the Note, the JDOA, the Company Registration Rights Agreements, the Newco Registration Rights Agreement, the License Agreements, the Exchange Agreement and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA collectively are referred to herein as the "Transaction Documents".

                                   AGREEMENT:

         In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Closing.

         (a) Time and Place. The closing of the Initial Purchase (as defined below) (the "Initial Closing") shall occur on the date hereof (the "Initial Closing Date"). The funding of each advance under the Note (each, a "Note Closing") shall occur on such dates as set forth in Section 1(e) (each, a "Note Closing Date"). The Initial Closing and each Note Closing individually are referred to herein as a "Closing", and the Initial Closing Date and each Note Closing Date individually are referred to herein as a "Closing Date". The Initial Closing shall be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (by means of facsimile or overnight mail) and each Note Closing shall be a paper closing by means of facsimile or as otherwise agreed by the parties.

         (b) Sale and Purchase. At the Initial Closing, subject to the terms and conditions hereof, the Company shall issue and sell to EIS, and EIS shall purchase from the Company, (i) 1,232,308 shares of Series G Preferred Stock and
(ii) 1,127,819 shares of Series H Preferred

Stock (the "Initial Purchase"). In addition, subject to the terms and conditions hereof and as set forth in the Note, the Company shall issue to EIS the Note as set forth in Section 1(e).

         (c) Purchase Price. The aggregate purchase price for the Initial Purchase shall be U.S.$19,514,999.35 (the "Initial Purchase Price"), U.S.$12,015,003 of which represents the purchase price for the 1,232,308 shares of Series G Preferred Stock, and U.S.$7,499,996.35 of which represents the purchase price for the 1,127,819 shares of Series H Preferred Stock.

         (d) Initial Closing Delivery. On the Initial Closing Date, subject to the terms and conditions hereof: (i) EIS shall pay the Initial Purchase Price by wire transfer of U.S.$19,514,999.35 to an account designated in writing by the Company ; (ii) the parties hereto shall execute and deliver to each other, as applicable, (A) certificates representing 1,232,308 shares of Series G Preferred Stock, (B) certificates representing 1,127,819 shares of Series H Preferred Stock, (C) the Company Registration Rights Agreements, (D) the Newco Registration Rights Agreement, (E) the JDOA, (F) the Charter as filed with the Secretary of State of the State of Delaware, (G) the License Agreements, (H) a customary secretary's certificate from the secretary of the Company, including a certificates as to the incumbency of the officers of the Company executing any, of the Transaction Documents, (I) certificates as to the incumbency of the officers of EIS executing an), of the Transaction Documents and (J) any other documents or instruments reasonably requested by a party hereto; (iii) the Company shall cause to be delivered to EIS an opinion of counsel in the form attached hereto as Exhibit F; and (iv) Newco shall cause to be delivered to each of the Company, EIS and Newco the opinion of their special Bermuda counsel, Comers Dill & Pearman.

         (e) Note Purchases. It is estimated that Newco will require additional funds to commence development of Newco's products. Within the period commencing on the Initial Closing Date and ending on the third year anniversary of the Initial Closing Date, (the "Development Period"). EIS and the Company may provide to Newco up to an aggregate maximum amount of U.S.$10,000,000, such funding to be provided by EIS and the Company on a pro rata basis based on their respective equity interests, on a fully-diluted basis, in Newco (the "Development Funding"). In order to ensure the Company has funds available for its share of the Development Funding, EIS has agreed to advance to the Company up to U.S.$8,010,000 subject to the terms and conditions set forth below and in the Note.

         (A) The Company shall issue to EIS the Note in the form attached hereto as Exhibit A-1, and from time to time at the request of the Company, EIS shall make advances thereunder to the Company (each an "Advance") in an aggregate principal amount of up to U.S.$8,010,000 (the "Total Commitment"); provided that the Total Commitment shall be reduced in an amount equal to amounts funded by the Company to Newco as Development Funding (each a "Development Funding Contribution") for which an Advance was not concurrently requested in respect of the Note. The aggregate amount of the Advances made to the Company shall not in any event exceed the amount of Development Funding funded by the Company to

Newco (after giving effect to any concurrent Advance made under the Note and Development Funding Contribution made by the Company)(the "Maximum Amount").

         (B) Each Advance shall be subject to the following terms and conditions:

                  (i) Each Advance shall be made at such time that (x) each Participant (as defined in the JDOA) shall have determined, pursuant to Clause 6.3 of the JDOA that Development Funding shall be provided, (y) Newco shall have provided written notice thereof to EIS and to the Company and (z) the Company shall have delivered a written request to EIS in the form attached hereto as Exhibit A-2 (the "Disbursement Notice") not less than 10 business days prior to the requested Note Closing Date;

                  (ii) The minimum amount of each Advance shall be not less than $250,000, (or such lesser amount up to the Maximum Amount or the Total Commitment, as the case may be, if the amount that remains available is less than $250,000). The Company shall be entitled to receive up to 4 Advances in any calendar year;

                  (iii) Each Advance under the Note shall (x) occur only during the Development Period, (y) shall not exceed the Total Commitment and
         (z) shall not exceed the Maximum Amount;

                  (iv) At the time of each Advance, no material breach or default by the Company under any Transactions Document shall have occurred and be continuing;

                  (v) At the time of each Advance, the representations and warranties of the Company contained in Section 2(a), (b)(ii)(iv), (c),
         (d), (g), (i), (j), (k), (1) and (m) herein shall be true and correct in all material respects as of the date made and as of the Note Closing Date, except for changes to Section 2(b)(iii), (k)(i) and (iii), and
         (m) since the date hereof to the extent such changes have not caused a Company Material Adverse Effect (as defined below); and

                  (vi) At the time of any such Advance, EIS shall have received any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other similar law and regulation; provided that in the event that EIS has not obtained approval under the Mergers and Takeovers (Control) Acts 1978-1996, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other similar law or regulation at the time a determination of the necessity of such funding by the Newco Directors and such approval would be required, the Company shall issue to EIS a nonconvertible note substantially in the form of the Note (other than provisions relating to conversion), and the parties hereto shall work together in good faith to agree on an alternative funding mechanism for future borrowings.

         (C) On each such Note Closing Date, (x) EIS shall fund the requested amount by wire transfer in immediately available funds and (y) the Company shall cause to be delivered to EIS an officers' certificate confirming that the conditions described in clauses (B)(i)(v) above have been satisfied and the Company shall furnish such documents and instruments that EIS shall reasonably request, including updates of the Company documents referred to in Section 1(d)(ii)(I).

         (f) Exemption from Registration. The Securities and any underlying shares of Acusphere Common Stock will be issued under an exemption or exemptions from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the certificates evidencing the Series G Preferred Stock, the Series H Preferred Stock, the Note and any shares of Acusphere Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE ISSUER OF THESE SECURITIES RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2000, BY AND BETWEEN ACUSPHERE, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

         (g) Additional Legend. The certificates evidencing the Series G Preferred Stock. the Note and any shares of Acusphere Common Stock or other securities issuable upon the exercise, conversion or exchange of any of such securities shall, upon issuance, contain a legend, substantially in the form as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE EXCHANGE PROVISIONS CONTAINED IN THAT CERTAIN EXCHANGE AGREEMENT, DATED AS OF JUNE 30, 2000, BY

         AND BETWEEN ACUSPHERE, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to EIS, as of each Closing Date, as follows:

         (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company Material Adverse Effect").

         (b) Capitalization. (i) Immediately prior to the Closing, the capitalization of the Company was as follows:

                                                                                  Number of Shares
                                                                   ------------------------------------------------

                                                                                    Issued and      Issued and Held
Capital Stock                                                      Authorized       Outstanding       in Treasury
-------------                                                      ----------       -----------     ---------------
Acusphere Common Stock                                             40,000,000         2,565,561           36,161
Series A Preferred Stock, par value $.01 per share                    816,169           816,169                0
Series B Preferred Stock, par value $.01 per share                  2,315,625         2,265,625                0
Series C Preferred Stock, par value $.01 per share                  3,980,140         3,913,551                0
Series D Preferred Stock, par value $.01 per share                  3,498,882         3,405,624                0
Series E Preferred Stock, par value $.01 per share                  1,211,774           757,577                0

Series F Preferred Stock, par value $.01 per share                 13,177,410         2,252,330                0
Series G Preferred Stock, par value $.01 per share                  2,000,000                 0                0
Series H Preferred Stock, par value $.01 per share                  1,127,819                 0                0
Undesignated                                                                0                 0                0

         (ii) As of the Initial Closing Date, the Company has reserved a sufficient number of shares of Acusphere Common Stock for issuance upon conversion of the Shares and conversion of the Note and a sufficient number of shares of Series G Preferred Stock for issuance as dividends on the Series G Preferred Stock.

         (iii) There are no preemptive rights, voting agreements, rights of first offer or refusal, options, warrants or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable for or into, any, of the Company's capital stock (collectively, "Preemptive Rights"), except as described on Schedule 2(b). There are no agreements to register any of the Company's outstanding securities under U.S. federal securities laws, other than the Company Registration Rights Agreements and except as described on Schedule 2(b).

         (iv) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable state and federal laws and regulations (or exemptions therefrom) governing the sale and purchase of securities, all of such shares have been duly and validly issued and are full), paid and non-assessable. The Shares, when issued against payment therefor in accordance with this Agreement or, in the case of the Series G Preferred Stock, as dividends in respect of previously issued shares of Series G Preferred Stock, will be duly and validly issued, full paid and non-assessable, and the Note (including additional amounts issued as accrued interest), when issued in accordance with this Agreement, will be duly and validly issued, and in each case will not be issued in violation of any Preemptive Rights. The shares of Acusphere Common Stock issuable upon conversion, redemption or exercise, as applicable, of the Shares and the Note (the "Underlying Shares"), when issued upon conversion, redemption or exercise in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable, and will not be issued in violation of any Preemptive Rights.

         (c) Authorization of Transaction Documents. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities and the Underlying Shares) have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (d) No Violations. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities) and the compliance with the provisions hereof and thereof by the Company do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance (as defined below) upon any properties or assets of the Company under (i) the Certificate of Incorporation or bylaws of the Company, (ii) applicable law, statute, rule or regulation, or any ruling, Writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (iii) any contract or agreement affecting the Company, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Encumbrance" shall mean an), lien, charge, encumbrance, claim, option, proxy, pledge, security interest, or other similar right of an), nature other than statutory liens securing payments not yet due and payable or due but not yet delinquent.

         (e) Approvals. Except as set forth on Schedule 2(e), no permit, authorization, consent, approval, or order of or by, or an), notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents (including the issuance and sale of the Securities) by the Company.

         (f) Financial Statements. Schedule 2(f) contains (i) the audited balance sheets of the Company at December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, together with the reports and opinions thereon of Arthur Andersen LLP (the "Audited Financial Statements") and (ii) the unaudited balance sheet of the Company at May 31, 2000 and the related statements of operations and cash flows for the five months then ended (the "Unaudited Financial Statements"; collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are accurate and complete and fairly present, in all material respects, the financial position of the Company and the results of its operations and its cash flows at such dates and for the periods indicated and were prepared in conformity in all material respects with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated therein), subject, in the case of the Unaudited Financial Statements, to normal yearend audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures. As of the Initial Closing Date, the Company has not incurred and is not liable for any material liabilities or obligations except as set forth on the face of the May 31, 2000 balance sheet or Schedule 2(f).

         (g) Taxes. The Company has filed in a timely manner any federal, state, local and foreign tax returns, reports and filings (collectively, "Returns"), including income, franchise, property and other taxes, and has paid or accrued the appropriate amounts reflected on such Returns heretofore required to be filed. Except as set forth on Schedule 2(g), none of the Returns have been audited or challenged, nor has the Company received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority.

         (h) Plans. Except as set forth on Schedule 2(h), which sets forth an accurate and complete list and description of all employee benefit plans maintained or sponsored by the Company or to which the Company is required to make contributions (the "Benefit Plans"), the Company does not maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401 (a) of the U.S. Internal Revenue Code of 1986, as amended, or within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company. The Benefit Plans have been and are administered in substantial compliance with their terms and the requirements of applicable law.

         (i) Absence of Certain Events. Since December 31, 1999, except as contemplated by the Transaction Documents or as set forth on Schedule 2(i), (A) the Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents or (iv) suffered or permitted to be incurred any liability or obligation or any Encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents; and (B) there has not been any change or development which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

         Without limiting the generality of the foregoing, since December 31, 1999, except as set forth on Schedule 2(i), there has not been (1) any lapse of any of the Company's trade secrets, inventions, patents, patent applications or continuations (in whole or in part), trademarks, trademark registrations, service marks, service mark registrations, copyrights, copyright registrations, or any application therefor or filing in respect thereof (collectively, and together with any and all know-how, trade secrets and proprietary business or technology information, the "Intellectual Property") that could reasonably be expected to result in a Company Material Adverse Effect; (2) loss of the services of any of the key officers or key employees of the Company; (3) any incurrence of or entry into any liability, mortgage, Encumbrance, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party's obligations, or capital expenditure (or lease in the nature of a conditional purchase of capital equipment) in excess of U.S.$50,000 other than in the ordinary course of business; (4) any material change by the Company in accounting methods or principles; or (5) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of the Company from those reflected on the Financial Statements, except changes in the ordinary course of business and changes that have not had or could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (j) No Liabilities. Since December 31, 1999, the Company has not incurred or suffered an), liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business and except any such liability or obligation that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (k) Properties and Assets: Etc.

            (i) Except as set forth on Schedule 2(k), the Company has good and marketable title to its properties and assets shown in the Financial Statements to be owned by the Company, and has valid leasehold interests to the properties and assets shown in the Financial Statements to be leased by the Company, in each case subject to no Encumbrances.

           (ii) The Company owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, in each case subject to no Encumbrances required to be disclosed in the Financial Statements except as set forth therein, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have a Company Material Adverse Effect. All of the Intellectual Property which is owned by the Company is owned free and clear of all Encumbrances; none of the Company's rights in or use of the Intellectual Property has been or, to the Company's knowledge, is currently threatened to be challenged; other than as described in Schedule 2(k), to the Company's knowledge, without making any inquiry other than those, if any, routinely conducted by the Company in the ordinary course of business. no current or currently planned product based upon the Company's Intellectual

Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if the Company were to distribute, sell, market or manufacture such products, and the Company is not aware of any actual or threatened claim by any person or entity alleging any infringement by the Company of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. None of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated, other than such cancellations, abandonments or terminations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

         (iii) Schedule 2(k) lists the material contracts of the Company, and each is a legal and valid agreement binding upon the Company and, to the Company's knowledge, is in full force and effect. To the Company's knowledge, there is no material breach or default by any party thereunder.

         (iv) The Company has and maintains adequate and sufficient insurance, including liability, casualty and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

         (v) The Company, its business and properties and assets are in compliance in all material respects with all applicable laws and regulations, including without limitation, those relating to (i) health, safety and employee relations, (ii) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment and (iii) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities.

         (l) Legal Proceedings. etc. There is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company in their capacities as such that
(i) challenges the validity or performance of this Agreement or the other Transaction Documents or (ii) could reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency. instrumentality or arbitrator applicable to its business, other than any violation or default which. individually or in the aggregate, would not have a Company Material Adverse Effect.

         (m) Disclosure. The representations and warranties set forth herein and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any, material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they were made.

         (n) Brokers or Finders. There have been no investment bankers, brokers or finders used by the Company in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

         SECTION 3. Representation and Warranties of EIS. EIS hereby represents and warrants to the Company, as of the date hereof, as follows:

         (a) Organization. EIS is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS (an "EIS Material Adverse Effect").

         (b) Authorization of Transaction Documents. EIS has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, deliver), and performance by EIS of this Agreement and each other Transaction Document to which it is a party (including the purchase and acceptance of the Securities) have been duly authorized by all requisite corporate action by EIS and, when executed and delivered by EIS, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of EIS, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (c) No Violation. The execution, delivery and performance by EIS of this Agreement and each other Transaction Document to which it is a party (including the purchase and acceptance of the Securities) and compliance with provisions hereof and thereof by EIS will not violate conflict with or constitute or result in a breach of or default under (or an event which with notice or passage, of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the charter or bylaws of EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its properties or assets or (iii) any material contract to which EIS is a party, except, in each case, where such violation, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.

         (d) Approvals. Except for consent required under the Mergers and Takeovers (Control) Acts 1978-1996 (Ireland), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other similar law and regulation, no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents by EIS.

         (e) Investment Representations.

         (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than Elan) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

         (ii) EIS has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares).

         (iii) EIS acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act. In furtherance thereof, EIS represents and warrants that it is an "accredited investor" as that term is defined in the regulations under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

         (iv) EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. EIS understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying Shares), as provided in the Company Registration

Rights Agreements. EIS understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

         (f) Legal Proceedings, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to EIS's knowledge threatened, against EIS that challenges the validity or performance of this Agreement or the other Transaction Documents to which EIS is a party.

         (g) Brokers or Finders. There have been no investment bankers, brokers or finders used by EIS in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

         SECTION 4. Covenants of the Parties.

         (a) Certain Covenants. From and after the Initial Closing Date and until the earlier to occur of the exercise or expiration of the EIS Exchange Right (as such term is defined in Section 5(c) hereof), the Company shall not without the prior written consent of EIS: (i) sell, transfer, encumber, pledge or otherwise affect, in any respect, the shares of Newco Preferred Stock transferable to EIS upon exercise by EIS of the EIS Exchange Right and (ii) affect, in any respect, the Company's ability to permit EIS to exercise the EIS Exchange Right in full, as provided herein.

         (b) Fully-diluted Stock Ownership. Notwithstanding any other provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Acusphere Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Acusphere Common Stock) representing in the aggregate in excess of 9.9% of the Company's outstanding Acusphere Common Stock on a fully diluted basis, EIS shall have the right to elect to convert all or an), part of the Securities into other preferred, nonvoting securities of the Company (to be specified by EIS, but having terms no more favorable than the Securities being so converted by EIS) such that EIS and its affiliates will not directly or indirectly own more than 9.9% of the Acusphere Common Stock for a period of at least two years from the date such election is made. In the event that EIS shall elect such conversion, EIS and its affiliates shall retain the right to transfer all or a portion of such securities (including the Acusphere Common Stock issuable upon conversion thereof) to their respective affiliates. Each of the Company and EIS shall use commercially reasonable efforts to effect such transactions and any required subsequent conversions or adjustments to EIS's securities position, on a quarterly basis, within 15 business days of the end of each of EIS's fiscal quarters.

         (c) Use of Proceeds. The Company shall use the proceeds of (i) the issuance and sale of the Series G Preferred Stock solely to meet its initial capitalization obligations to Newco as described in the JDOA and (ii) the Advances made in respect of the Note solely to make a substantially concurrent Developmental Funding Contribution to Newco, as described in Section 1(e), and, in each case, for no other purpose.

         (d) Confidentiality; Non-Disclosure.

         (i) Subject to clause (ii) below, from and after the date hereof, neither the Company nor EIS (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, and potential bank creditors and investors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible or (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses commercially reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein and notifies the other party prior to such disclosure so that such other party may, if it chooses, seek such relief. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

         (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within three business days, such consent shall be deemed given.

         (e) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

         SECTION 5. Certain Rights of EIS.

         (a) Company Board of Directors. For so long as EIS or its affiliates, directly or indirectly, collectively own at least 10.0% (5% after the initial public offering of Acusphere Common Stock) of the Acusphere Common Stock (or securities convertible, exchangeable or exercisable for or into the Acusphere Common Stock which, with such owned Acusphere Common Stock represents at least 10.0% (5% after the initial public offering of Acusphere Common Stock) ownership, assuming the exercise, conversion or exchange thereof by EIS and its affiliates but not of any other Acusphere Common Stock equivalents) on a fully diluted basis, EIS shall be entitled to nominate one director who shall be reasonably acceptable to Acusphere (the "EIS Director") for election to the Company's board of directors; provided that the EIS Director enters into an appropriate board membership agreement with the Company regarding confidentiality and; provided, further, however, that EIS shall only be entitled to nominate the EIS Director under this Section 5(a) if, within two years from the date hereof, the Company elects one or more additional directors to the board in connection with any joint venture, joint development arrangement, licensing arrangement or any similar strategic transaction. In connection with the foregoing, the Company will take all necessary and/or appropriate steps to effect such appointment, including the inclusion of the designated EIS Director as part of the management recommended slate of directors presented at any regular or special meeting of the stockholders of the Company at which directors of the Company are to be elected. Prior to such election, the designated EIS Director shall be entitled to be an observer at the meetings of the Company's board of directors.

         (b) Conversion and Exchange Rights. The Company acknowledges that the Charter sets forth certain rights of the holders of the Shares to convert the Shares into newly issued shares of Acusphere Common Stock and that the Exchange Agreement sets forth certain rights of the holders of the Series G Preferred Stock to exchange such shares of Series G Preferred Stock (or shares of Acusphere Common Stock into which such shares of Series G Preferred Stock were converted under certain specified circumstances) for certain shares of Newco Stock (the "EIS Exchange Right"), and agrees that it will not take any action which would impair such rights other than as otherwise permitted by the provisions thereof.

         In the event that EIS shall exercise the EIS Exchange Right, EIS shall cause to be paid to Acusphere, within 30 days of such exercise, an amount equal to the incremental percentage of the outstanding share capital of Newco obtained by EIS pursuant to the exercise of the EIS Exchange Right of the aggregate amount of the Development Funding through the date of such exercise provided by each of the parties to Newco in accordance with the terms hereof (plus accrued and unpaid interest on the applicable portion of the Note), from and after the date hereof and until the date of such exercise (the "Make-Whole Amount"). EIS may pay such amount, at its option, either (i) in cash or (ii) by offset against the amount payable under the Note or a combination of (i) and (ii).

         SECTION 6. Pledge of Newco Stock. In order to secure the Company's obligations pursuant to the EIS Exchange Right, the Company hereby pledges, assigns and sets over to EIS, all of the Company's right, title and interest in and to all shares of Newco Stock deliverable by the Company upon exercise of the EIS Exchange Right (including stock distributions and dividends thereon) for such period of time as the EIS Exchange Right shall be exercisable. The Company shall cause to be delivered to EIS all of the certificates together with duly executed stock power in favor of EIS evidencing such shares, and cause to be filed with the

Secretary of State of Delaware an appropriate UCC-1 financing statement in respect of such pledge, assignment or setting over, and take all other necessary, appropriate and customary actions in connection therewith. Such pledge shall be governed by the applicable provisions of the Delaware Uniform Commercial Code. Upon exercise of the EIS Exchange Right, EIS shall be entitled to keep and retain such share certificates, which shall then be owned by EIS in accordance with the terms thereof. Until EIS exercises the EIS Exchange Right, the Company shall retain all rights in and to the pledged Newco Stock (including without limitation all voting, dividend, liquidation and other rights), subject only to this pledge and the JDOA.

         SECTION 7. Survival and Indemnification.

         (a) Survival. For the purposes of this Section, the representations and warranties of the Company and EIS contained herein shall survive for a period of 24 months from and after the date hereof.

         (b) Indemnification. In addition to all rights and remedies available to the parties hereto at law or in equity, the Company (in such capacity, "Indemnifying Party") shall indemnify EIS, its stockholders, officers, directors and assigns, their affiliates, and its affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing up to, but not exceeding, $17.5 million in the aggregate (collectively, "Losses"), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party in the case of the Company under Section 2 of this Agreement or in the case of EIS under Section 3 of this Agreement or any of the other Transaction Documents (as limited thereby) (it being understood that the Company shall not be responsible for any such misrepresentation or breach of warranty by Newco); or

                  (ii) any non-fulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under Section 4 of this Agreement.

         (c) Maximum Recovery. Notwithstanding anything in this Agreement to the contrary, in no event shall the Indemnifying Parties be liable for indemnification under this Section 7 in an amount in excess of the aggregate of the purchase price paid for the Shares and the amounts advanced and not repaid under the Note. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S.$50,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 7.

         (d) Exception. Notwithstanding the foregoing, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein) the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

         (e) Investigation. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

         (f) Contribution. If the indemnity provided for in this Section 7 shall be, in whole or in part, unavailable to any Indemnified Person, due to Section 7(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 7(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which Would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Part), and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

         (g) Limitation. This Section 7 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

      SECTION 8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

      (i)   if to the Company, to:

            Acusphere, Inc.
            University Park at M.I.T.
            38 Sidney Street
            Cambridge, MA 02139
            Attention: Steven W. Delaney
                       Vice President,
                       Finance & Administration
            Facsimile: 617-577-0233

            with a copy to:

            Testa, Hurwitz & Thibeault, LLP
            High Street Tower
            125 High Street
            Boston, MA 02110
            Attention: Lawrence Wittenberg
            Facsimile: 617-248-7100

      (ii)  If to EIS, to:

            Elan International Services, Ltd.
            102 St. James Court
            Flatts, Smiths Parish
            Bermuda FL 04
            Attention: Chief Executive Officer
            Facsimile: (441) 292-2224

            With a copy to:

            Cahill Gordon & Reindel
            80 Pine Street
            New York, NY 10005
            Attention: William M. Hartnett
            Facsimile: 212-269-5420
or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

      SECTION 9. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

      SECTION 10. Amendments and Waiver. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS dated after the date hereof.

      SECTION 11. Counterparts and Facsimile. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

      SECTION 12. Heading's. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

      SECTION 13. Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under the Transaction Documents that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, Count), and State of New York, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

      SECTION 14. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

      SECTION 15. Exhibits and Schedules. The exhibits to and schedules delivered by or on behalf of any, party in connection with this Agreement are an integral part of this

Agreement, and any statements contained in such schedules shall be deemed to be representations and warranties under this Agreement.

      SECTION 16. Assignments and Transfers. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Agreement, the Securities and the Underlying Shares may be assigned or transferred by EIS and its permitted assigns and transferees to their respective affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS; provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall assign or transfer all or any part of this Agreement, the Securities and the Underlying Shares, or any interest therein, without the prior written consent of the other party.

      SECTION 17. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any, way affected or impaired thereby.

                            [Signature page follows]

      IN WITNESS WHEREOF, each of the undersigned has duty executed this Agreement as of the date first written above.

                                    ACUSPHERE, INC.


                                    By: /s/ Sherri C. Oberg
                                        -----------------------------
                                        Name: Sherri C. Oberg
                                        Title: President and C.E.O.


                                    ELAN INTERNATIONAL SERVICES, LTD.


                                    By: /s/ Kevin Insley
                                        -----------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A-1

                                  FORM OF NOTE

                                   EXHIBIT A-2

                   FORM OF NOTICE OF REQUEST FOR DISBURSEMENT



Date:

To:         Elan International Services, Ltd.

From:       Acusphere, Inc.

Re:         Disbursement Request



      Pursuant to Section 1(e) of the Securities Purchase Agreement between Acusphere, Inc. (the "Company") and Elan International Services, Ltd. ("EIS"), dated [________________], 2000, the Company hereby notifies EIS of its request for a disbursement thereunder in the amount of U.S.$____________ on ______________, ____ (the "Note Closing Date"). Please provide funding on the Note Closing Date in the requested amount to the Company in accordance with the following wire instructions:

                                    ACUSPHERE, INC.


                                    By: ______________________________
                                        Name:
                                        Title:

                                    EXHIBIT B

            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   EXHIBIT C-1

             SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

             SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 ACUSPHERE, INC.

                                  JUNE 30, 2000

                                TABLE OF CONTENTS


1.    Termination of 2000 Investors' Rights Agreement; Waiver and Consent ..   2
      1.1   Termination of 2000 Investors' Rights Agreement ................   2
      1.2   Waiver and Consent .............................................   2

2.    Registration Rights ..................................................   2
      2.1   Definitions ....................................................   2
      2.2   Demand Registration ............................................   3
      2.3   "Piggy-Back" Registration ......................................   5
      2.4   Form S-3 Registration ..........................................   6
      2.5   Obligations of Acusphere .......................................   7
      2.6   Furnish Information ............................................   8
      2.7   Expenses of Demand and S-3 Registrations .......................   8
      2.8   Expenses of "Piggy-Back" Registration ..........................   9
      2.9   Delay of Registration ..........................................   9
      2.10  Indemnification ................................................   9
      2.11  Reports Under Securities Exchange Act of 1934 ..................  11
      2.12  Assignment of Registration Rights ..............................  12
      2.13  Limitations on Subsequent Registration Rights ..................  12
      2.14  "Market Stand-Off" Agreement ...................................  12
      2.15  Termination of Registration Rights .............................  13

3.    Covenants of Acusphere ...............................................  13
      3.1   Delivery of Financial Statements ...............................  13
      3.2   Inspection and Observation .....................................  14
      3.3   Termination of Information, Inspection and Observation
            Covenants; Assignment ..........................................  14
      3.4   Right of First Refusal .........................................  15
      3.5   Preparation of Audited Financial Statements ....................  17
      3.6   Stock Purchase Agreements ......................................  17
      3.7   Termination of Certain Covenants ...............................  17
      3.8   Covenants Relating to SBA Matters ..............................  17
      3.9   Regulatory Compliance Cooperation ..............................  18
      3.10  Consideration of Section 1202(c) ...............................  19
      3.11  Registration Rights ............................................  19

4.    Miscellaneous ........................................................  19
      4.1   Successors and Assigns .........................................  19
      4.2   Governing Law ..................................................  19
      4.3   Counterparts ...................................................  19
      4.4   Titles and Subtitles ...........................................  20
      4.5   Notices ........................................................  20
      4.6   Expenses .......................................................  20
      4.7   Amendments and Waivers .........................................  20

      4.8   Severability ...................................................  20
      4.9   Aggregation of Stock ...........................................  20
      4.10  Entire Agreement; Amendment; Waiver ............................  20

             SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


      THIS SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 30th of June, 2000, by and among Acusphere, Inc., a Delaware corporation ("Acusphere"), and those investors listed on Schedule A attached hereto (the "Investors"); and, solely for purposes of Sections 1, 3.4 and 4 of this Agreement, Sherri C. Oberg ("Oberg").

                                    RECITALS

      WHEREAS, certain of the Investors (the "Existing Investors") hold shares of Acusphere's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Stock"), Acusphere's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Stock"), Acusphere's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Stock"), Acusphere's Series D Convertible Preferred Stock, $.01 par value per share (the "Series D Stock"), Acusphere's Series E Convertible Preferred Stock, $.01 par value per share (the "Series E Stock"), and Acusphere's Series F Convertible Preferred Stock, $.01 par value per share (the "Series F Stock," and, together with the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, the "Preferred Stock"), respectively, and possess certain registration and other rights in connection therewith pursuant to a Fifth Amended and Restated Investors' Rights Agreement, dated as of April 25, 2000, by and among Acusphere and such Existing Investors (the "2000 Investors' Rights Agreement"); and

      WHEREAS, Elan International Services, Ltd. ("Elan") is party to the Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and among Elan, Elan Corporation, plc, an Irish public limited company, and Acusphere providing, inter alia, for the purchase by Elan of shares of Acusphere's Series G Non-Voting Convertible Preferred Stock, $.0l par value per share (the "Series G Stock") and shares of Acusphere's Series H Convertible Preferred Stock, $.0l par value per share (the "Series H Stock"), and for the purchase by Elan of a convertible promissory note in the aggregate principal amount of up to $8,010,000 (the "Note"), which Note is convertible, at the option of the holder, into shares of Common Stock (as defined below); and

      WHEREAS, among the conditions to the consummation of the transactions contemplated by the Securities Purchase Agreement is the execution and delivery of an Investors' Rights Agreement providing certain registration rights for Elan; and

      WHEREAS, each of the parties hereto desires to set forth in a single document such registration and certain other rights of the Investors.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration Acusphere, each Investor and Oberg, severally and not jointly, hereby agree as follows:

1.    Termination of 2000 Investors' Rights Agreement; Waiver and Consent.

      1.1 Termination of 2000 Investors' Rights Agreement. The parties hereto hereby acknowledge and agree that the 2000 Investors' Rights Agreement is hereby amended, restated and superseded in all respects by this Agreement.

      1.2 Waiver and Consent. The Existing Investors and all other parties to the 2000 Investors' Rights Agreement hereby (i) consent to the issuance of the Series G Stock and Series H Stock to Elan in accordance with the terms of the Securities Purchase Agreement, (ii) consent to the issuance of Common Stock to the holders of the Note, upon the conversion thereof, (iii) consent to the issuance of the Series G Paid-in-Kind Dividends pursuant to the terms of Acusphere's Amended and Restated Certificate of Incorporation and (iv) waive all preemptive rights and rights of first refusal, and all related notice provisions, under all existing agreements with respect to the issuance by Acusphere of such Series G Stock, Series G Paid-in-Kind Dividends, Series H Stock and Common Stock.

2.    Registration Rights. Acusphere covenants and agrees as follows:

      2.1 Definitions. For purposes of this Section 2:

            (a) The term "Act" means the Securities Act of 1933, as amended.

            (b) The term "Common Stock" means shares of Common Stock, $.0l par value per share, of Acusphere.

            (c) The term "Elan Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series G Stock and the Series H Stock, (ii) the Common Stock issued upon conversion of the Note, and (iii) any common stock of Acusphere issued as (or issuable upon the conversion of exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in the transaction in which the rights under this Section 2 are not assigned.

            (d) The term "Form S-1" means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

            (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Acusphere with the SEC.

            (f) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 2.12 hereof.

            (g) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            (h) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (i) The term "Registrable Securities" means (A) (i) the Common Stock issuable or issued upon conversion of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock and the Series F Stock, and (ii) any Common Stock of Acusphere issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 2 are not assigned, and (B) the Elan Registrable Securities.

            (j) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

            (k) The term "SEC" means the Securities and Exchange Commission.

            (l) The term "SBIC Investor" means any Investor that is a Small Business Investment Company, as defined in 13 C.F.R. Section 107.

      2.2 Demand Registration.

            (a) If Acusphere shall receive at any time after the earlier of (i) December 31, 2002 or (ii) six months after the closing of an initial public offering of securities of Acusphere (other than a registration statement relating either to the sale of securities to employees of Acusphere pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from (i) the Holders of at least forty percent (40%) of the Registrable Securities other than the Elan Registrable Securities then outstanding, or (ii) the Holders of at least a majority of the Elan Registrable Securities then outstanding, that Acusphere effect a registration statement under the Act with respect to all or a part of the Registrable Securities, then Acusphere shall:

                  (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                  (ii) effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 2.2(b), within thirty
      (30) days of the mailing of such notice by Acusphere in accordance with
      Section 4.5.

            (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Acusphere as a part of their request made pursuant to subsection 2.2(a) and Acusphere shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by Acusphere and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Acusphere as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of Acusphere owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

            (c) Notwithstanding the foregoing, if Acusphere shall furnish to the Holders requesting registration pursuant to this Section 2.2, a certificate signed by the Chief Executive Officer of Acusphere stating that in the good faith judgment of the Board of Directors of Acusphere, it would be seriously detrimental to Acusphere and its stockholders for a registration statement to be filed and it is, therefore, essential to defer the filing of such registration statement, Acusphere shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that Acusphere may not utilize this right more than once.

            (d) Acusphere shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2 after Acusphere has effected four registrations on Form S-1 or its then equivalent pursuant to this Section 2.2 and such registration statements have been declared or ordered effective and the sales of Registrable Securities under such registration statements have closed; provided, however, that in any event (i) the Holders of at least forty percent (40%) of the Registrable Securities other than the Elan Registrable Securities shall be entitled to at least one demand registration pursuant to Section 2.2(a) hereto, and (ii) the Holders of at least a majority of the Elan Registrable Securities shall be entitled to at least one demand registration pursuant to Section 2.2(a) hereto.

            (e) No incidental right under this Section 2.2 shall be construed to limit any registration required under Section 2.3 or Section 2.4 herein.

      2.3 "Piggy-Back" Registration.

            (a) If (but without any obligation to do so) Acusphere proposes to register (including for this purpose a registration effected by Acusphere for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or a registration relating to the sale of securities in connection with a transaction covered by Rule 145 promulgated under the Act), Acusphere shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by Acusphere in accordance with Section 4.5, Acusphere shall, subject to the provisions of subsection 2.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of Acusphere's capital stock, Acusphere shall not be required under this Section 2.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between Acusphere and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Acusphere. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by Acusphere) that the underwriters determine in their sole discretion is compatible with the success of the offering, then Acusphere shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer or employee of Acusphere or any subsidiary of Acusphere (except those joining such registration pursuant to the Stock Repurchase and Registration Agreement, dated April 30, 1996, among Acusphere, Robert S. Langer, Harry R. Allcock and Sherri C. Oberg, the "Founders' Registration Agreement"), and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Holders of Registrable Securities. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Common Stock to be included, if any, shall be apportioned pro rata among the holders of Common Stock providing notice of their desire to participate in the offering pursuant to this Agreement and the Founders' Registration Agreement (the "Selling Stockholders") according to the total amount of securities entitled to be included therein owned by each Selling Stockholder, or in such other proportions as shall mutually be agreed to by such Selling Stockholders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the Selling Stockholders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of Acusphere's securities in which case the Selling Stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a Holder exercising a demand registration right similar to that granted in Section 2.2 be excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any Selling Stockholder which is a partnership or corporation, the partners, retired partners and stockholders of such Selling Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Selling Stockholder", and any pro-rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Stockholder", as defined in this sentence.

            (c) No incidental right under this Section 2.3 shall be construed to limit any registration required under Section 2.2 or Section 2.4 herein.

      2.4 Form S-3 Registration. In case Acusphere shall receive from any Holder or Holders of Registrable Securities a written request or requests that Acusphere effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, Acusphere will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from Acusphere; provided, however, that Acusphere shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of Acusphere entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; or (iii) if Acusphere shall furnish to the Holders a certificate signed by the Chief Executive Officer of Acusphere stating that in the good faith judgment of the Board of Directors of Acusphere, it would be seriously detrimental to Acusphere and its stockholders for such Form S-3 registration to be effected at such time, in which event Acusphere shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that Acusphere shall not utilize this right more than once in any eighteen month period

            (c) Subject to the foregoing, Acusphere shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

      2.5 Obligations of Acusphere. Whenever required under this Section 2 to effect the registration of any Registrable Securities, Acusphere shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of Acusphere; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and
(B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that Acusphere shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Acusphere is already subject to service in such jurisdiction and except as may be required by the Act.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Acusphere are then listed.

            (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Acusphere for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Acusphere, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

      2.6 Furnish Information. It shall be a condition precedent to the obligations of Acusphere to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Acusphere such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

      2.7 Expenses of Demand and S-3 Registrations. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.2 and 2.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Acusphere and transfer taxes, if any, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by Acusphere; provided, however, that Acusphere shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating in the registration shall bear such expenses), unless, in the case of a registration pursuant to Section 2.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of Acusphere from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by Acusphere of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights under Sections 2.2 and 2.4.

      2.8 Expenses of "Piggy-Back" Registration. Acusphere shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and transfer taxes, if any, and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

      2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

      2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

            (a) To the extent permitted by law, Acusphere will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Acusphere of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and Acusphere will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acusphere (which consent shall not be unreasonably withheld), nor shall Acusphere be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Acusphere, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Acusphere within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several), to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

            (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that, in the case of contribution by a selling Holder, in no event shall any contribution under this subsection 2.10(d) exceed the net proceeds from the offering received by such contributing party.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The obligations of Acusphere and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

      2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Acusphere to the public without registration or pursuant to a registration on Form S-3, Acusphere agrees to use its best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by Acusphere for the offering of its securities to the general public;

            (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by Acusphere for the offering of its securities to the general public is declared effective;

            (c) file with the SEC in a timely manner all reports and other documents required of Acusphere under the Act and the 1934 Act; and

            (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Acusphere that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Acusphere), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Acusphere and such other reports and documents so filed by Acusphere, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      2.12 Assignment of Registration Rights. The rights to cause Acusphere to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 75,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided:
(a) Acusphere is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

      2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, Acusphere shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of Acusphere which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 or described in
Section 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which are to be included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2.

      2.14 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by Acusphere and an underwriter of Common Stock or other securities of Acusphere, following the effective date of a registration statement of Acusphere filed under the Act, such Investor shall not, to the extent requested by Acusphere and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Acusphere held by it at any time during such period except Common Stock included in such registration; provided, however, that:

            (a) such agreement shall be applicable only with respect to a registration statement covering Acusphere's initial public offering of securities; and

            (b) all officers and directors of Acusphere and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

            In order to enforce the foregoing covenant, Acusphere may impose stop-transfer instructions with respect to the Registrable Securities of an Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            Notwithstanding the foregoing, the obligations described in this
Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

      2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 if there is then an active public trading market for the Common Stock and such Holder may sell all of such Holder's Registrable Securities under Rule 144 promulgated under the Act in a three-month period. No holder shall be entitled to exercise any right provided for in Section 2.2 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by Acusphere under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

3.    Covenants of Acusphere.

      3.1 Delivery of Financial Statements. Acusphere shall deliver to each Significant Investor (as defined in Section 3.2(b) hereof), as long as such Investor holds shares of Preferred Stock:

            (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of Acusphere, an income statement for such fiscal year, a balance sheet of Acusphere and statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by Acusphere;

            (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Acusphere, an unaudited profit or loss statement and schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

            (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

            (d) as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by Acusphere;

            (e) with respect to the financial statements called for in subsections (a), (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or Chief

Executive Officer of Acusphere and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of Acusphere and its results of operation for the period specified, subject to year-end audit adjustment; and

            (f) such other information relating to the financial condition, business, prospects or corporate affairs of Acusphere as such Significant Investor or any assignee of such Significant Investor may from time to time request, provided, however, that Acusphere shall not be obligated under this subsection (f) or any other subsection of Section 3.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

      3.2 Inspection and Observation.

            (a) Acusphere shall permit each Significant Investor (as defined in Section 3.2(b) hereof), at such Significant Investor's expense, to visit and inspect Acusphere's properties, to examine its books of account and records and to discuss Acusphere's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Significant Investor; provided, however, that Acusphere shall not be obligated pursuant to this
Section 3.2 to provide access to any information which its Board of Directors reasonably considers to be a trade secret or similar confidential information.

            (b) Acusphere will permit any Significant Investor (as hereinafter defined), any authorized representative thereof or any Series E Investor holding at least five percent (5%) of the Common Stock on a fully-diluted basis (the "Series E Five-Percent Holder"), to attend all meetings of the Board of Directors of Acusphere in a nonvoting observer capacity and shall, upon the written request of such Significant Investor or Series E Five-Percent Holder, provide such Significant Investor or Series E Five-Percent Holder with such notice and other information with respect to such meetings as are delivered to the directors of Acusphere; provided, however, that it is hereby acknowledged and agreed that only a single representative of each group consisting of a Significant Investor and its affiliates will be entitled to attend any such meeting pursuant to this Section 3.2(b). Upon the written request of any such Significant Investor or Series E Five-Percent Holder, Acusphere shall notify such Significant Investor or Series E Five-Percent Holder, within ten (10) days thereof, of the taking of any action by the Board of Directors of Acusphere in lieu of a meeting thereof. As used in this Section 3, the term "Significant Investor" shall mean (i) Elan so long as it, together with its affiliates, holds 5% or more of Acusphere's issued and outstanding shares of Common Stock on a fully diluted basis (assuming the conversion or exercise, as the case may be, of all outstanding securities or rights to acquire shares of Acusphere's Common Stock) and (ii) any other Investor who, together with its affiliates, holds at least 200,000 shares of Preferred Stock, including Common Stock issuable upon the conversion of Preferred Stock (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like).

      3.3 Termination of Information, Inspection and Observation Covenants, Assignment. The covenants set forth in Section 3.1 and Section 3.2 shall terminate as to each Investor and be of no further force or effect when the sale of securities pursuant to a registration statement filed by Acusphere under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when Acusphere first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur; provided, however, that the covenants set forth in Section 3.2 shall not terminate with respect to Elan so long as it, together with its affiliates, holds 5% or more of Acusphere's issued and outstanding shares of Common Stock on a fully diluted basis (assuming the conversion or exercise, as the case may be, of all outstanding securities or rights to acquire shares of Acusphere's Common Stock). The rights to receive and access information relating to Acusphere pursuant to Sections 3.1 and 3.2 may be assigned (but only with all related obligations) by an Investor to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 75,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) Acusphere is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such information rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

      3.4 Right of First Refusal. Subject to the terms and conditions specified in this Section 3.4, Acusphere hereby grants to each of the Investors a right of first refusal with respect to future sales by Acusphere of its Shares (as hereinafter defined). For purposes of this Section 3.4 and Section 4 only, the term "Investor" shall include Oberg and any general partners and affiliates of an Investor. For purposes of this Section 3.4 only, the term "Investor" shall not include Elan or any of its affiliates after the fourth anniversary of this Agreement. Each Investor shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. For purposes hereof, an "affiliate" of any Investor is an entity or a person that directly or indirectly controls, is controlled by, or is under common control with such Investor.

            Each time Acusphere proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), Acusphere shall first make an offering of such Shares to the Investors in accordance with the following provisions:

            (a) Acusphere shall deliver a notice by certified mail ("Notice") to each Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

            (b) Within thirty (30) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, some or all of such Investor's pro rata portion of such Shares. Each Investor's pro rata portion of such Shares shall be equal to a fraction of such Shares, the numerator of which is the number of shares of Registrable Securities or Common Stock as the case may be, then held by such Investor and the denominator of which shall be equal to the sum of the total number of shares of Registrable Securities and Common Stock then held by all Investors; provided, however, that, solely for purposes of determining such pro rata portion pursuant to this Section 3.4(b), "Registrable Securities" shall not include any shares of Series G Stock or any share of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares. If any Investor does not elect to exercise its or his right to purchase its or his total pro rata portion of the Shares, Acusphere shall promptly give notice of such failure to the other Investors who did elect to purchase (the "Participants"). Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its or his right to purchase its or his total pro rata portion of the Shares, the Participants may purchase such portion, by giving written notice to Acusphere with five (5) days from the date that Acusphere provides written notice to the other Participants of the number of Shares with respect to which such non-purchasing Investor has failed to exercise its rights hereunder.

            (c) If the Investors do not elect to purchase all Shares referred to in the Notice, Acusphere may, during the 90-day period following the expiration of the period provided in subsection 3.4(b) hereof (including the additional five day period provided for over-allotments), offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If Acusphere does not enter into an agreement for the sale of the unsubscribed portion of such Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith; provided, however, that if during such 90-day period, Acusphere offers such Shares to any person or persons at a price and/or upon terms more favorable to the offeree than those specified in the Notice, then Acusphere must first reoffer the Shares to the Investors on such favorable terms and the procedure set forth above shall be followed, with the exception that the 30-day period set forth in subsection 3.4(b) shall be a 15-day period.

            (d) The right of first refusal in this Section 3.4 shall not be applicable (i) to the issuance or sale on or after March 30, 1994, of up to 1,985,458 shares of Common Stock (or options therefor) to Acusphere's employees, consultants, or directors for the primary purpose of soliciting or retaining their services, provided each such employee, consultant or director executes an agreement providing for (A) vesting of shares (or the option to purchase shares) over at least a four-year period, (B) market stand-off agreements similar to that set forth in Section 2.14 of this Agreement, and (C) rights of first refusal on transfers of such shares which shall first be a right of Acusphere, then of Acusphere's assignees; provided, however, that any such requirements may be waived by action of Acusphere's Board of Directors, provided that all representatives of the Investors on the Board of Directors of Acusphere consent to such waiver, (ii) to the issuance of securities in or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price per share of at least $9.90, as adjusted for splits, stock dividends and similar adjustments, and with net proceeds to Acusphere (after discounts and commission) of at least $15,000,000, (iii) to the issuance of securities pursuant to the conversion of convertible securities, (iv) to the issuance of 130,169 and 22,216 shares of Common Stock to the Massachusetts Institute of Technology ("MIT") on or about March 30, 1995 and June 4, 1996, respectively, (v) to the issuance of securities solely to prevent dilution as a result of any stock splits, stock dividends, combinations, recapitalizations or issuances of securities below the then applicable conversion price for the Preferred Stock, (vi) to the issuance of securities (including convertible securities and the securities issuable upon conversion or exercise of such convertible securities) to Comdisco, Inc. or Transamerica Business Credit Corporation, or any of their respective transferees, pursuant to financing arrangements approved by the Board of Directors, including all of the directors then serving on the Board of Directors which were designated by the holders of the Company's Preferred Stock in accordance with the Fourth Amended and Restated Voting Agreement of even date herewith, (vii) to the issuance of shares of Common Stock pursuant to the redemption by the Company of the Series G Stock pursuant to Acusphere's Amended and Restated Certificate of Incorporation, as in effect from time to time after the date hereof, (viii) to the issuance of shares of Common Stock pursuant to the conversion feature of the Note, or (ix) to the issuance of Series G Paid-in-Kind Dividends pursuant to Acusphere's Amended and Restated Certificate of Incorporation, as in effect from time to time after the date hereof.

            (e) The right of first refusal set forth in this Section 3.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, or to any partner of a Holder that is a partnership and (ii) such right is assignable between and among any of the Holders.

      3.5 Preparation of Audited Financial Statements. Acusphere shall undertake to prepare and shall deliver to each Investor, as soon as practicable, its audited financial statements (balance sheet, profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereon) as of December 31, 2000, and for each fiscal year thereafter.

      3.6 Stock Purchase Agreements. All officers and employees of and consultants to Acusphere who purchase shares of Acusphere's capital stock shall be required to execute a stockholder agreement providing for (i) vesting of shares (or option to purchase shares) over a four-year period, (ii) market stand-off agreements similar to that set forth in Section 2.14 of this Agreement, and (iii) rights of first refusal on transfers of such shares which shall first be a right of Acusphere, then of Acusphere's assignees; provided however, that any such requirements may be waived by action of Acusphere's Board of Directors, provided that any representative of the Investors on the Board of Directors of Acusphere consents to such waiver.

      3.7 Termination of Certain Covenants. The provisions set forth in Section
3.6 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by Acusphere under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

      3.8 Covenants Relating to SBA Matters. At such times as any SBIC Investor holds any securities of Acusphere, Acusphere shall comply with the covenants set forth in this Section 3.8.

            (a) Use of Proceeds. The proceeds from the prior issuances and sales of preferred stock which the Company still retains (the "Proceeds") shall be used by Acusphere for its growth, modernization or expansion. Acusphere shall provide each SBIC Investor and the

Small Business Administration (the "SBA") reasonable access to Acusphere's books and records for the purpose of confirming the use of Proceeds.

            (b) Business Activity. During the period ending on April 25, 2001, Acusphere shall not change the nature of its business activity if such change would render Acusphere ineligible as provided in 13 C.F.R. Section 107.720.

            (c) Compliance. So long as any SBIC Investor holds any securities of Acusphere, Acusphere will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

            (d) Information. Within 45 days after the end of each fiscal year and at such other times as an SBIC Investor may reasonably request, Acusphere shall deliver to such SBIC Investor a written assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor's investment specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the investment on Acusphere's business in terms of profits and on taxes paid by Acusphere and its employees. Upon request, Acusphere promptly (and in any event within 20 days of such request) will furnish to each SBIC Investor all information reasonably requested by such SBIC Investor in order for such SBIC Investor to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over such SBIC Investor. Acusphere shall afford to representatives of the SBA reasonable access to the books, records and properties of Acusphere and its subsidiaries. Any submission of any financial information under Section 3.1, above, or this Section 3.8(d) shall include a certificate of Acusphere's president, chief executive officer, treasurer or chief financial officer. If a SBIC Investor requests confidential information from Acusphere for the purpose of providing such information to the SBA, then, if requested in writing by Acusphere at the time Acusphere provides such information to such SBIC Investor, the SBIC Investor shall, to the extent permitted by law, request that such confidential information be treated confidentially by the SBA.

            (e) Number of Holders of Voting Securities. Acusphere shall notify each SBIC Investor (i) on or prior to the taking of any action which increases the number of record holders of Acusphere's voting securities from fewer than 50 to 50 or more, and (ii) of any other action or occurrence which increases the number of record holders of Acusphere's voting securities from fewer than 50 to 50 or more, as soon as practicable after Acusphere becomes aware that such other action or occurrence has occurred or is proposed to occur.

      3.9 Regulatory Compliance Cooperation. In the event that Bank of America Ventures determines that it has a Regulatory Problem (as defined below), it shall have the right to transfer its Registrable Securities without regard to any restrictions on transfer set forth in this Agreement, the Series F Convertible Preferred Stock Purchase Agreement dated April 25, 2000, as in effect from time to time (the "Series F Agreement"), the Fourth Amended and Restated Voting Agreement, or the Fifth Amended and Restated Co-Sale Agreement and Acusphere shall take all such actions as are reasonably requested by Bank of America Ventures in order to (i) effectuate and facilitate any transfer by it of any securities of Acusphere then held by it to any person designated by Bank of America Ventures provided that such person is reasonably acceptable to Acusphere and agrees in writing to be bound by this Agreement, the Series F Agreement, the Fourth Amended and Restated Voting Agreement, and the Fifth Amended and Restated Co-Sale Agreement, (ii) permit Bank of America Ventures (or any of its affiliates) to exchange all or any portion of any voting security of Acusphere then held by it on a share-for-share basis for shares of a nonvoting security of Acusphere, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by it in light of regulatory considerations then prevailing and (iii) amend this Agreement, as amended from time to time, to effectuate and reflect the foregoing. The parties to this Agreement agree to vote all of Acusphere's securities held by them in favor of such amendments and actions. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency that Bank of America Ventures is not entitled to hold, or exercise any significant right with respect to securities of Acusphere.

      3.10 Consideration of Section 1202(c). At such time or times, if any, that Acusphere considers repurchasing any shares of its Series F Stock, Series E Stock, Series D Stock or Series C Stock, Acusphere agrees to consider the effect that such repurchase would have on such stock's qualification as "Qualified Small Business Stock," as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, Acusphere shall have no obligation to take, or refrain from taking any action that would affect such stock's status as "Qualified Small Business Stock." Acusphere will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code and the regulations promulgated thereunder.

      3.11 Registration Rights. Acusphere shall not grant to any person or entity registration rights which are on par with or senior to the registration rights granted to the holders of the Registrable Securities, unless holders of a majority of the then outstanding shares of Registrable Securities consent in writing.

4.    Miscellaneous.

      4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within Massachusetts.

      4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any person who may, after the date hereof, purchase shares of Series F Stock pursuant to the Series F Agreement, as amended from time to time, shall become a party to this Agreement as an "Investor" and a holder of "Preferred Stock" and "Registrable Securities" for all purposes hereunder, all upon execution of a counterpart to this Agreement signed by such person and Acusphere.

      4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

      4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Acusphere and the holders of a majority of the Registrable Securities then outstanding (provided that if an amendment or waiver affects any Investor in a manner that is different from the effect of such waiver or amendment on all other Investors, then the consent of such Investor shall be required for such amendment or waiver, and further provided that no such amendment or waiver will be effective to increase any obligations of Oberg without her written consent). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and Acusphere.

      4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      4.10 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                ACUSPHERE, INC.
                                38 Sidney Street
                                Cambridge, MA 02139


                                By: /s/ Sherri C. Oberg
                                    ------------------------------------------
                                    Sherri C. Oberg
                                    President and Chief Executive Officer


                                MVI MEDICAL VENTURE
                                INVESTMENTS LIMITED
                                c/o New Medical Technologies
                                Elisabethenstrasse 23
                                CH - 4051 Basel
                                Switzerland


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                BENEFIT CAPITAL MANAGEMENT
                                CORPORATION (as investment manager for the Prudential Insurance Company of America separate account # VCA-GA-5298)
                                39 Old Ridgebury Road E2-278
                                Danbury CT 06817
                                Attn:  Sue DeCarlo


                                By: /s/ Sue DeCarlo
                                    ------------------------------------------
                                    Name: Sue DeCarlo
                                    Title: Sr. VP and CFO

                                PRISM VENTURE PARTNERS I, L.P.
                                100 Lowder Brook Drive
                                Suite 2500
                                Westwood, MA  02090

                                By: Prism Investment Partners, L.P.

                                By: Prism Venture Partners, L.L.C.


                                By: /s/ Laurie J. Thomsen
                                    ------------------------------------------
                                    Laurie J. Thomsen
                                    Managing Director


                                THE CIT GROUP/EQUITY INVESTMENTS, INC.
                                650 CIT Drive
                                Livingston, NJ 07039


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                ABS EMPLOYEES' VENTURE FUND L.P.
                                1 South Street
                                Baltimore, MD 21202-3220


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                BANK OF AMERICA VENTURES
                                950 Tower Lane, Suite 700
                                Foster City, CA 94404


                                By: /s/ Kate D. Mitchell
                                    ------------------------------------------
                                    Name: Kate D. Mitchell
                                    Title: Managing Director

                                BA VENTURE PARTNERS II
                                c/o BankAmerica Ventures
                                950 Tower Lane, Suite 700
                                Foster City, CA 94404

                                By: /s/ Kate D. Mitchell
                                    ------------------------------------------
                                    Name: Kate D. Mitchell
                                    Title: Managing Director


                                ALTA V LIMITED PARTNERSHIP
                                One Post Office Square
                                Boston, MA 02109

                                By: Alta V Management Partners, L.P.

                                By: /s/ Terrance McGuire
                                    ------------------------------------------
                                    Name:
                                    Title:


                                CUSTOMS HOUSE PARTNERS
                                One Post Office Square
                                Boston, MA 02109


                                By: /s/ Terrance McGuire
                                    ------------------------------------------
                                    Name:
                                    Title:

                                POLARIS VENTURE PARTNERS, L.P.
                                1000 Winter Street
                                Suite 3350
                                Waltham, MA 02154

                                By: Polaris Venture Management Co., LLC,
                                    Its General Partner


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                POLARIS VENTURE PARTNERS FOUNDERS'
                                FUND, L.P.
                                1000 Winter Street
                                Suite 3350
                                Waltham, MA 02154


                                By: Polaris Venture Management Co., LLC
                                    Its General Partner


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                THE VENTURE CAPITAL FUND OF NEW
                                ENGLAND III, L.P.
                                160 Federal Street, 23rd Floor
                                Boston, MA 02110

                                By: FH & Co. III, L.P., General Partner

                                By: /s/ William C. Mills, III
                                    ------------------------------------------
                                    Name:
                                    Title:


                                TRUSTEES OF BOSTON UNIVERSITY
                                Attn: Managing Director,
                                      Community Technology Fund
                                108 Bay State Road
                                Boston, MA 02215

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                BANCBOSTON VENTURES, INC.
                                175 Federal Street
                                Boston, MA 02110


                                By: /s/ Marcia T. Bates
                                    ------------------------------------------
                                    Name: Marcia T. Bates
                                    Title: Managing Director


                                AEGIS MANAGEMENT CORPORATION
                                PROFIT SHARING TRUST FBO TED R.
                                DINTERSMITH
                                c/o Charles River Ventures
                                Bay Colony Corporate Center
                                1000 Winter Street
                                Suite 3300
                                Waltham, MA 02154


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                ROBERT S. LANGER
                                77 Lombard Street
                                Newton, MA 02158


                                ----------------------------------------------


                                DAVID NORMAN
                                26 Turtle Rock Court
                                Tiburon, CA 94920


                                ----------------------------------------------


                                FOR THE PURPOSES OF SECTIONS 1, 3.4 AND 4
                                ONLY

                                SHERRI C. OBERG
                                157 Bristol Road
                                Wellesley, MA 02181

                                /s/ Sherri C. Oberg
                                ----------------------------------------------

                                TECHNOLOGY FUNDING PARTNERS III, L.P.,
                                A Delaware Limited Partnership
                                2000 Alameda de las Pulgas
                                San Mateo, CA 94403

                                By: Technology Funding, Inc.
                                    Managing General Partner


                                By:
                                    ------------------------------------------
                                    Vice President


                                ELAN INTERNATIONAL SERVICES, LTD.

                                102 St. James Court
                                Flatts, Smiths Parish
                                Bermuda FL 04


                                By: /s/ Kevin Insley
                                    ------------------------------------------
                                    Name:
                                    Title:

                                                                      Schedule A

                                    Investors


      Elan International Services, Ltd.
      MVI Medical Venture Investments Limited
      Benefit Capital Management Corporation (as investment manager for the
            Prudential Insurance Company of America separate account # VCA-GA-5298)
      Prism Venture Partners I, L.P.
      The CIT Group/Equity Investments, Inc.
      ABS Employees' Venture Fund L.P.
      Bank of America Ventures
      BA Venture Partners II
      Alta V Limited Partnership
      Customs House Partners
      Polaris Venture Partners, L.P.
      Polaris Venture Partners Founders' Fund, L.P.
      The Venture Capital Fund of New England III, L.P.
      Trustees of Boston University
      BancBoston Ventures, Inc.
      Private Equity Portfolio Fund II, LLC Technology Funding Partners III,
      L.P.
      Aegis Management Corporation Profit Sharing FBO Ted R. Dintersmith Robert S. Langer
      David Norman
      Walter Levison Estate

                                 EXHIBIT C-2

                  FIFTH AMENDED AND RESTATED CO-SALE AGREEMENT

                  FIFTH AMENDED AND RESTATED CO-SALE AGREEMENT


      This Fifth Amended and Restated Co-Sale Agreement is made as of the 30th of June, 2000 by and among Acusphere, Inc., a Delaware corporation ("Acusphere"), Harry R. Allcock, Robert S. Langer and Sherri C. Oberg (individually, a "Founder" and collectively, the "Founders"), and each of the investors listed on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors").

      WHEREAS, the Founders hold certain outstanding shares of Common Stock, $.0l par value per share (the "Common Stock"), of Acusphere; and

      WHEREAS, certain of the Investors (the "Series A Investors") hold shares of Acusphere's Series A Convertible Preferred Stock, $.0l par value per share (the "Series A Preferred Stock"), certain of the Investors (the "Series B Investors") hold shares of Acusphere's Series B Convertible Preferred Stock, $.0l par value per share (the "Series B Preferred Stock"), certain of the Investors (the "Series C Investors") hold shares of Acusphere's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), certain of the Investors (the "Series D Investors") hold shares of Acusphere's Series D Convertible Preferred Stock, $.01 par value per share ( the "Series D Preferred Stock"), certain of the Investors (the "Series E Investors") hold shares of Acusphere's Series E Convertible Preferred Stock, $.01 par value per share (the "Series E Preferred Stock"), and certain of the Investors (the "Series F Investors") hold shares of Acusphere's Series F Convertible Preferred Stock, $.01 par value per share (the "Series F Preferred Stock"), and possess certain co-sale rights in connection therewith, pursuant to a Fourth Amended and Restated Co-Sale Agreement dated as of April 25, 2000 by and among Acusphere, such Series A Investors, Series B Investors, Series C Investors, Series D Investors, Series E Investors, Series F Investors and the Founders (the "2000 Co-Sale Agreement"); and

      WHEREAS, certain of the Investors (the "Elan Investors") are parties to the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") by and among such Elan Investors and Acusphere providing, inter alia, for the purchase by such Elan Investors of shares of Acusphere's Series H Convertible Preferred Stock, $.0l par value per share (the "Series H Preferred Stock"), and a convertible promissory note in the maximum aggregate principal amount of $8,010,000 (the "Convertible Note"); and

      WHEREAS, among the conditions to the consummation of the transactions contemplated by the Securities Purchase Agreement is the execution and delivery of an agreement providing for certain rights of co-sale in connection with certain transfers of Stock of Acusphere by the Founders; and

      WHEREAS, each of the parties hereto desires to set forth in a single document the co-sale and other rights of the Investors.

      NOW, THEREFORE, in consideration of mutual promises and covenants set forth herein, and for other good and valuable consideration the parties hereto agree as follows:

1. Termination of 2000 Co-Sale Agreement. The parties hereto hereby acknowledge and agree that the 2000 Co-Sale Agreement is hereby amended, restated and superseded in all respects by this Agreement.

2. Definitions.

      2.1 "Stock" shall mean any and all shares of Acusphere's Common Stock now owned or subsequently acquired by the Founders.

      2.2 "Preferred Stock" shall mean Acusphere's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock.

      2.3 "Common Stock" shall mean (i) Acusphere's Common Stock, (ii) shares of Common Stock issued or issuable upon conversion of Acusphere's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock, (iii) shares of Common Stock issuable upon exercise of outstanding options and (iv) shares of Common Stock issuable upon conversion of any outstanding convertible securities, including the Convertible Note.

3. Sales by a Founder.

      3.1 If any Founder (the "Selling Founder") proposes to sell or transfer any shares of Stock in one or more related transactions which will result in (i) the transfer of 10,000 or more shares of Stock by such Founder or (ii) the transferee of such shares holding more than fifty percent (50%) of the Common Stock, then, subject to any right of first refusal or repurchase right in any agreements which the Founders may have with Acusphere, such Founder shall promptly give written notice (the "Notice") to Acusphere, the Investors and the other Founders at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of paragraph 4.1 or 4.2 hereof, the Notice shall state under which paragraph the sale or transfer is being made.

      3.2 The Investors and the other Founders shall have the right, exercisable upon written notice to the Selling Founder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions set forth in the Notice.

      3.3 The Investors and the other Founders shall have the right to sell all or any part of their pro rata portion of the number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by the Investor or other

Founder, as the case may be, at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Selling Founder, the Investors and the other Founders at the time of the sale or transfer.

      3.4 If any Investor or other Founder does not elect to fully participate in the Selling Founder's sale pursuant to this Section 3, the Selling Founder shall promptly give notice of such failure to the Investors and/or other Founders who did so elect (the "Participants"). Such notice may be made by telephone if confirmed in writing within two (2) days. Each Participant shall have five (5) days from the date such notice was given to agree to sell such Participant's pro rata share of the unsold portion. For purposes of this paragraph 3.4, a Participant's pro rata share shall be the ratio of (x) the number of shares of Common Stock held by such Participant to (y) the total number of shares of Common Stock held by all Participants.

      3.5 The Participants shall effect their participation in the sale by promptly delivering to the Selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

            (a) the type and number of shares of Common Stock which the Participant elects to sell; or

            (b) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which the Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, the Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in this paragraph 3.5. Acusphere agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

            (c) The stock certificate or certificates that the Participant delivers to the Selling Founder pursuant to this paragraph 3.5 shall be transferred to the prospective purchaser along with the stock certificate or certificates representing the shares of Stock to be sold by the Selling Founder, such number of shares of Stock to be correspondingly reduced by the Participant's shares, in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Selling Founder shall concurrently therewith remit to each Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant who is exercising its rights of co-sale hereunder, the Selling Founder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Selling Founder shall purchase such shares or other securities from such Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice.

            (d) The exercise or non-exercise of the rights of the Investors or other Founders hereunder to participate in one or more sales of Stock made by the Selling Founder shall not adversely affect their rights to participate in subsequent sales of Stock subject to paragraph 3.1.

            (e) If all of the Investors or other Founders elect not to participate in the sale of the Stock subject to the Notice, the Selling Founder may, not later than sixty (60) days following delivery of the Notice, conclude a transfer of not less than all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice, and such transferred shares shall no longer be subject to the terms of this Agreement. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the remaining Stock by the Selling Founder, shall again be subject to the co-sale rights of Investor and shall require compliance by the Selling Founder with the procedures described in this Section 3.

4. Exempt Transfers.

      4.1 Notwithstanding the foregoing, the co-sale rights of the Investors and other Founders shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founder; or (iii) any bona fide gift; provided that (A) the transferring Founder shall inform the Investors and the other Founders of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Investors and the other Founders with a written agreement to be bound by and comply with all provisions of this agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of this Agreement.

      4.2 Notwithstanding the foregoing, the provisions of Section 3 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") or (ii) to Acusphere.

5. Prohibited Transfers.

      5.1 In the event a Selling Founder should sell any Stock in contravention of the co-sale rights of the Investors and the other Founders under this Agreement (a "Prohibited Transfer"), each Investor and other Founder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Selling Founder shall be bound by the applicable provisions of such option.

      5.2 In the event of a Prohibited Transfer, each Investor and other Founder shall have the right to sell to the Selling Founder the type and number of shares of Stock equal to the number of shares such Investor or other Founders, as the case may be, would have been entitled to transfer to the purchaser under paragraph 3.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

            (a) The price per share at which the shares are to be sold to the Selling Founder shall be equal to the price per share paid by the purchaser to the Selling Founder in the Prohibited Transfer. The Selling Founder shall also reimburse each Investor and other Founder for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of co-sale rights under Section 3.

            (b) Within ninety (90) days after the earlier of the dates on which the Investor or other Founder (A) received notice of the Prohibited Transfer or
(B) otherwise become aware of the Prohibited Transfer, each Investor and other Founder shall, if exercising the option created hereby, deliver to the Selling Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

            (c) The Selling Founder shall, upon receipt of the certificate or certificates for the shares to be sold by any Investor or other Founder, pursuant to this paragraph 5.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 5.2(a), in cash or by other means acceptable to the Investor or other Founder.

            (d) Notwithstanding the foregoing, any attempt by a Selling Founder to transfer Stock in violation of Section 3 hereof shall be void and Acusphere agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of each Investor and other Founder; provided, however, that if an Investor or other Founder elects to exercise the put option as discussed above, then such Investor or other Founder shall be deemed to have provided its written consent permitting Acusphere to transfer the Stock on its records.

6. Legend.

      6.1 Each certificate representing shares of Stock now or hereafter owned by the Founders or issued to any person in connection with a transfer pursuant to Section 4.1 hereof shall be endorsed with the following legend:

            "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIFTH AMENDED AND RESTATED CO-SALE AGREEMENT BY AND AMONG THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

      6.2 Each Founder agrees that Acusphere may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.1 above to enforce the provisions of this Agreement and Acusphere agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

7. Miscellaneous.

      7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents, made and to be performed entirely within the Commonwealth of Massachusetts.

      7.2 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) Acusphere, (ii) the Investors holding a majority of the aggregated Common Stock and Preferred Stock held by the Investors (provided that if an amendment or waiver affects any Investor in a manner that is different from the effect of such amendment or waiver on all other Investors, then the consent of such Investor shall be required for such waiver or amendment), and (iii) the Founders holding a majority of the Stock held by the Founders; provided, however, that the consent of each Founder shall be required for any amendment which results in all Founders not being treated identically (except for differences resulting solely from differences in the number of shares of Stock held by each of the Founders) under this Agreement, as so amended.

      7.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

      7.4 Term. This Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Acusphere's Common Stock at a per share offering price of at least $9.90, as adjusted for stock splits, stock dividends and other similar adjustments, and an aggregate net offering price (less discounts and commissions) of not less than $15,000,000 and (ii) the closing of Acusphere's sale of all or substantially all of its assets or the acquisition of Acusphere by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of Acusphere's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

      7.5 Ownership. Each Founder represents and warrants that he or she is the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

      7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      7.8 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any person who may, after the date hereof, purchase shares of Series F Preferred Stock pursuant to the Series F Convertible Preferred Stock Purchase Agreement dated April 25, 2000, as amended from time to time, shall become a party to this Agreement as an "Investor" and a holder of "Preferred Stock" and "Common Stock" for all purposes hereunder, all upon execution of a counterpart to this Agreement signed by such person and Acusphere.

      7.10 Stock Split. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like (i) any securities issued as a result thereof with respect to shares of Stock shall become shares of Stock for purposes of this Agreement and shall be endorsed with the legend set forth in paragraph 6.1 hereof and (ii) all references to numbers of shares in this Agreement shall be appropriately adjusted to reflect such stock dividend, stock split, combination or other recapitalization of shares by Acusphere occurring after the date of this Agreement.

      7.11 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                ACUSPHERE, INC.
                                38 Sidney Street
                                Cambridge, MA 02139


                                /s/ Sherri C. Oberg
                                ----------------------------------------------
                                Sherri C. Oberg
                                President and Chief Executive Officer


                                MVI MEDICAL VENTURE
                                INVESTMENTS LIMITED
                                c/o New Medical Technologies
                                Elisabethenstrasse 23
                                CH - 4051 Basel
                                Switzerland


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                BENEFIT CAPITAL MANAGEMENT
                                CORPORATION
                                (as investment manager for the Prudential
                                Insurance Company of America separate
                                account # VCA-GA-5298)
                                39 Old Ridgebury Road E2-278
                                Danbury CT 06817
                                Attn:  Sue DeCarlo


                                By: /s/ Sue DeCarlo
                                    ------------------------------------------
                                    Name: Sue DeCarlo
                                    Title: Sr VP and CFO

                                PRISM VENTURE PARTNERS I, L.P.
                                100 Lowder Brook Drive
                                Suite 2500
                                Westwood, MA  02090

                                By: Prism Investment Partners, L.P.

                                By: Prism Venture Partners, L.L.C.


                                By: /s/ Laurie J. Thomsen
                                    ------------------------------------------
                                    Laurie J. Thomsen
                                    Managing Director

                                THE CIT GROUP/EQUITY INVESTMENTS, INC.
                                650 CIT Drive
                                Livingston, NJ 07039


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                ABS EMPLOYEES' VENTURE FUND L.P.
                                1 South Street
                                Baltimore, MD 21202-3220


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                BANK OF AMERICA VENTURES
                                950 Tower Lane, Suite 700
                                Foster City, CA 94404

                                By: /s/ Kate D. Mitchell
                                    ------------------------------------------
                                    Name: Kate D. Mitchell
                                    Title: Managing Director

                                BA VENTURE PARTNERS II
                                c/o BankAmerica Ventures
                                950 Tower Lane, Suite 700
                                Foster City, CA 94404

                                By: /s/ Kate D. Mitchell
                                    ------------------------------------------
                                    Name: Kate D. Mitchell
                                    Title: Managing Director


                                ALTA V LIMITED PARTNERSHIP
                                One Post Office Square
                                Boston, MA 02109

                                By: Alta V Management Partners, L.P.


                                By: /s/ Terrance McGuire
                                    ------------------------------------------
                                    Name:
                                    General Partner


                                CUSTOMS HOUSE PARTNERS
                                One Post Office Square
                                Boston, MA 02109


                                By: /s/ Terrance McGuire
                                    ------------------------------------------
                                    Name:
                                    General Partner


                                POLARIS VENTURE PARTNERS, L.P.
                                1000 Winter Street
                                Suite 3350
                                Waltham, MA 02154

                                By: Polaris Venture Management Co., LLC
                                    Its General Partner


                                By:
                                    ------------------------------------------
                                    Name:
                                    Member

                                POLARIS VENTURE PARTNERS FOUNDERS'
                                FUND, L.P.
                                1000 Winter Street
                                Suite 3350
                                Waltham, MA 02154

                                By: Polaris Venture Management Co., LLC
                                    Its General Partner


                                By:
                                    ------------------------------------------
                                    Name:
                                    Member


                                THE VENTURE CAPITAL FUND OF NEW
                                ENGLAND III, L.P.
                                160 Federal Street, 23rd Floor
                                Boston, MA 02110

                                By: FH & Co., III, L.P., General Partner

                                By: /s/ William C. Mills III
                                    ------------------------------------------
                                    William C. Mills III
                                    General Partner


                                TRUSTEES OF BOSTON UNIVERSITY
                                108 Bay State Road
                                Boston, MA 02215
                                Attn:  B.U.N.P.

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                BANCBOSTON VENTURES, INC.
                                100 Federal Street
                                Boston, MA 02110


                                By: /s/ Marcia T. Bates
                                    ------------------------------------------
                                    Name: Marcia T. Bates
                                    Title: Managing Director


                                AEGIS MANAGEMENT CORPORATION PROFIT
                                SHARING TRUST FBO TED R. DINTERSMITH
                                c/o Charles River Ventures
                                Bay Colony Corporate Center
                                1000 Winter Street
                                Suite 3300
                                Waltham, MA 02154


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                DAVID NORMAN
                                26 Turtle Rock Court
                                Tiburon, CA 94920


                                ----------------------------------------------


                                TECHNOLOGY FUNDING PARTNERS III, L.P.
                                2000 Alameda de las Pulgas
                                San Mateo, CA 94403

                                By: Technology Funding, Inc.
                                    Managing General Partner

                                By:
                                    ------------------------------------------
                                    Name:
                                    Vice President

                                TECHNOLOGY FUNDING VENTURE
                                PARTNERS V, AN AGGRESSIVE GROWTH
                                FUND, L.P.
                                2000 Alameda de las Pulgas
                                San Mateo, CA 94403

                                By: Technology Funding, Inc.
                                    Managing General Partner


                                By:
                                    ------------------------------------------
                                    Name:
                                    Vice President


                                TECHNOLOGY FUNDING MEDICAL
                                PARTNERS I, L.P.
                                2000 Alameda de las Pulgas
                                San Mateo, CA 94403


                                By: Technology Funding Inc.
                                    Managing General Partner


                                By:
                                    ------------------------------------------
                                    Name:
                                    Vice President


                                ELAN INTERNATIONAL SERVICES, LTD.
                                102 St. James Court
                                Flatts, Smiths Parish
                                Bermuda FL 04


                                By: /s/ Kevin Insley
                                    ------------------------------------------
                                    Name:
                                    Title:

                                FOUNDERS:

                                ROBERT S. LANGER
                                77 Lombard Street
                                Newton, MA 02158


                                ----------------------------------------------


                                SHERRI C. OBERG
                                157 Bristol Road
                                Wellesley, MA 02181


                                /s/ Sherri C. Oberg
                                ----------------------------------------------


                                HARRY R. ALLCOCK
                                494 Kemmerer Road
                                State College, PA 16801


                                ----------------------------------------------

                                                                      SCHEDULE A

                                    Investors

Elan International Services, Ltd.
MVI Medical Venture Investments Limited
Benefit Capital Management Corporation (as investment manager for the
      Prudential Insurance Company of America separate account # VCA-GA-5298) Prism Venture Partners I, L.P.
The CIT Group/Equity Investments, Inc.
ABS Employees' Venture Fund L.P.
Bank of America Ventures
BA Venture Partners II
Alta V Limited Partnership
Customs House Partners
Polaris Venture Partners, L.P.
Polaris Venture Partners Founders' Fund, L.P.
The Venture Capital Fund of New England III, L.P.
Trustees of Boston University
BancBoston Ventures, Inc.
Private Equity Portfolio Fund II, LLC
Technology Funding Partners III, L.P.
Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P. Technology Funding Medical Partners I, L.P.
Aegis Management Corporation Profit Sharing Trust FBO Ted R. Dintersmith David Norman
Estate of Walter Levison

                                    EXHIBIT D

                   FORM OF NEWCO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                           FORM OF EXCHANGE AGREEMENT

                                    EXHIBIT F

               FORM OF OPINION OF TESTA, HURWITZ & THIBEAULT, LLP

                                  June 30, 2000

Elan International Services, Ltd.
102 St. James Court
Flatts, Smith's Parish
Bermuda FL 04

      Re:   Acusphere. Inc. Financing

Ladies and Gentlemen:

      We have acted as counsel to Acusphere, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of the Securities Purchase Agreement (including the exhibits thereto, the "Agreement") of even date herewith between the Company and you relating to the issuance and sale by the Company of (i) up to 1,232,308 shares of its Series G Convertible Preferred Stock, $.01 par value per share (the "Series G Shares"), (ii) up to 1,127,819 shares of its Series F Convertible Preferred Stock, $.01 par value per share (the " Series H Shares") and (iii) its Convertible Promissory Note in the maximum face amount of $8,010,000 (the "Note"), and the related Sixth Amended and Restated Investors' Rights Agreement (the "IRA") and Fifth Amended and Restated Co-Sale Agreement (the "Co-Sale Agreement"). The Agreement, the Note, the IRA and the Co-Sale Agreement are referred to collectively herein as the "Financing Agreements." Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      In connection with the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, certificates (copies of which have been furnished to you), instruments and corporate records that we deemed appropriate for the purposes of this opinion. We have relied upon certificates of public officials and officers of the Company with respect to factual matters contained therein; however, nothing has come to our attention which would lead us to believe that such facts are inaccurate or incomplete. We have also relied on the representations and warranties contained in the Agreement with respect to factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, our opinion, with respect to matters of fact, is based solely upon inquiry of attorneys within this firm who perform legal services for the Company, receipt of a certificate executed by an officer of the Company (copies of which have been furnished to you), an examination of documents in our files and documents made available to us by the Company, or such other investigation, if any, as we specifically set forth herein.

      The opinion hereinafter expressed is qualified to the extent that the enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally. We do not express any opinion herein as to the availability of any equitable or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein. We are members of the Bar of the Commonwealth of Massachusetts and are not expert in and express no opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts, the United States of America and the General Corporation Law of the State of Delaware. Accordingly, for purposes of this opinion we assume that the Financing Agreements are governed by the laws of the Commonwealth of Massachusetts. We assume that the Financing Agreements have been duly authorized, executed and delivered by you and all other parties (other than the Company) thereto and that you and all such other parties (other than the Company) have all requisite legal capacity, power and authority and have taken all necessary action to effect the transactions contemplated by each such agreement to which it is a party. We assume that there has been full disclosure to you and the stockholders of the Company of all material facts. We render or imply no opinion with respect to compliance with applicable antifraud statutes, rules or regulations of applicable state or federal law. We express no opinion as to the enforceability of Section 2.10 of the IRA.

      Insofar as the opinion expressed herein relates to factual matters, we have relied upon the representations and warranties in the Financing Agreements, an examination of documents in our files and documents made available to us by the Company and upon certificates of even date herewith of the Chief Executive Officer of the Company, copies of which have been furnished to you, and nothing has come to our attention leading us to question the accuracy thereof.

      For purposes of our opinion in paragraph 1 below as to the valid existence and good standing of the Company, we have relied upon certificates of the Secretaries of State of Delaware and Massachusetts, copies of which have been furnished to you. For purposes of our opinion in paragraph 2 below, we have reviewed the Company's minute book and stock transfer records and have relied upon a certificate of even date herewith of the Company.

      Based on and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its property and to carry on its business as presently conducted and to execute, deliver and perform its obligations under the Financing Agreements and to consummate the transactions contemplated thereby. The Company is qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

      2. As of the Closing, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value, 2,565,561 shares of which are issued and outstanding, and 28,110,127 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). Of the Preferred Stock, 816,169 shares have been designated Series A Convertible Preferred Stock, all of which are issued and outstanding, 2,315,625 shares have been designated Series B Convertible Preferred Stock, 2,265,625 of which are issued and outstanding, 3,980,140 shares have been designated Series C Convertible Preferred Stock, 3,913,551 of which are issued and outstanding, 3,498,882 shares have been designated Series D Convertible Preferred Stock, 3,405,624 of which are issued and outstanding, 1,211,774 shares have been designated Series E Convertible Preferred Stock, 757,577 of which are issued and outstanding, 13,177,410 shares have been designated Series F Convertible Preferred Stock, of which 2,525,330 are issued and outstanding, 1,982,308 shares have been designated Series G Convertible Preferred, none of which is outstanding, and 1,127,819 shares have been designated Series H Convertible Preferred Stock, none of which are outstanding. All of such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. All corporate and stockholder action on the part of the Company necessary for the authorization and issuance of the Series G Convertible Preferred Stock, the Series H Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof, has been taken and all of the shares of Series G Convertible Preferred Stock and Series H Convertible Preferred Stock, when issued in compliance with the provisions of the Agreement, will be validly issued and fully paid and nonassessable. The rights, restrictions, privileges and preferences in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter, and such rights, restrictions, privileges and preferences are valid and enforceable against the Company. Except for (A) the conversion privileges of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series E Convertible Preferred Stock, the Series F Convertible Preferred Stock, the Series G Convertible Preferred Stock and the Series H Convertible Preferred Stock, (B) those rights disclosed in the Sixth Amended and Restated Investors' Rights Agreement, (C) the conversion privileges of Comdisco, Inc. pursuant to that Subordinated Loan and Security Agreement dated as of October 19, 1998, as amended, and (D) as otherwise set forth in disclosure schedules to the Agreement, there are no preemptive rights., or to the best of our knowledge, any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain an), of the Company's securities. The offer and sale of all shares of capital stock and other securities of the Company issued prior to the date hereof complied with or were exempt from all registration requirements under all applicable federal and state securities laws.

      3. The shares of Common Stock issuable upon conversion of the Series G Shares, including shares of Series G Shares payable as in-kind dividends on the Series G Shares, the Series 1i Shares and the Note (the "Conversion Shares") have been duly and validly reserved for issuance, and are not subject to any statutory preemptive rights or rights of first refusal, and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.

      4. Each of the Financing Agreements have been validly and duly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

      5. All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by the Financing Agreements, except such post-closing filings as may be required after the date hereof under applicable federal and state securities laws, which filings will be made within the requisite period, have been obtained, and are effective, as of the Closing, and we are not aware of any proceedings, or written threat of any proceedings, which question the validity thereof.

      6. Assuming the accuracy of your representations and warranties as set forth in the Agreement, and based in part upon the same, the offer and sale of the Securities being purchased by you pursuant to the terms of the Agreement are exempt from (i) the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and (ii) the registration requirements of Chapter 110A of the Massachusetts General Laws and, under such securities laws as they presently exist, the issuance of Common Stock upon conversion of the Series G Shares, the Series H Shares and the Note would also be exempt from such registration and qualification requirements.

      7. The execution, delivery, performance of and compliance with the terms of the Financing Agreements will not conflict with or violate any provision of any applicable federal, state or local law, rule or regulation or any provision of the Charter or the Company's Amended and Restated Bylaws and, to the best of our knowledge, will not conflict with or constitute a default under the provision of any judgment, writ, decree or order, known to us to which the Company is a party or by which the Company is bound.

      8. Neither the Charter nor the Amended and Restated Bylaws of the Company is in violation of any, provision of the General Corporation Law of the State of Delaware.

      This opinion is solely for your benefit, and it may not be quoted or relied on by any other person without our prior written consent.

                                    Very truly yours,



                                    TESTA, HURWITZ & THIBEAULT, LLP